EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                 REGISTRATION NO.333-36480
(To Prospectus dated January 29, 2002)



                        [REGIONAL BANK HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 29, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by Regional Bank HOLDRS (SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
              Name of Company           Ticker        Amounts    Trading Market
     ---------------------------------  ------        -------    --------------
     AmSouth Bancorporation              ASO              12          NYSE
     Bank One Corporation                ONE              33          NYSE
     BB&T Corporation                    BBT              10          NYSE
     Comerica Incorporated               CMA               5          NYSE
     Fifth Third Bancorp                 FITB           13.5         NASDAQ
     F1eetBoston Financial Corporation   FBF              25          NYSE
     KeyCorp                             KEY              13          NYSE
     Marshall & Ilsley Corporation        MI               6          NYSE
     Mellon Financial Corporation        MEL              14          NYSE
     National City Corporation           NCC              18          NYSE
     Northern Trust Corporation          NTRS              7         NASDAQ
     State Street Corporation            STT              10          NYSE
     SunTrust Banks, Inc.                STI               9          NYSE
     Synovus Financial Corp.             SNV               8          NYSE
     The PNC Financial Services
       Group, Inc.                       PNC               9          NYSE
     U.S. Bancorp                        USB           56.83          NYSE
     Wachovia Corporation                 WB              41          NYSE
     Wells Fargo & Co.                   WFC              24          NYSE


     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.